Exhibit 10.13
CERTAIN INFORMATION, SCHEDULES AND EXHIBITS HAVE BEEN OMITTED PURSUANT TO ITEM 601(a)(5) AND ITEM 601(b)(10) OF REGULATION S-K. THE COMPANY AGREES TO FILE SUPPLEMENTALLY TO THE COMMISSION AN UNREDACTED COPY OF THIS EXHIBIT, OR A COPY OF ANY OMITTED SCHEDULE OR EXHIBIT HERETO, UPON REQUEST. [***] INDICATES THAT SCHEDULES AND INFORMATION HAVE BEEN REDACTED.
CONFIDENTIAL
FIRST AMENDMENT TO MASTER DISTRIBUTION AND SERVICE AGREEMENT
This First Amendment to the Master Distribution and Service Agreement (the “First Amendment”), effective as of July 29, 2026 (the “First Amendment Effective Date”), is made and entered into by and between MetLife Consumer Services, Inc. (“MCSI”) and Aura Sub, LLC (“Aura”) (each a “Party” and collectively the “Parties”). All capitalized terms not otherwise defined in this First Amendment shall have the meanings set forth in the Master Distribution and Service Agreement dated as of December 31, 2023, by and between the Parties (the “Agreement”).
RECITALS
WHEREAS, the Parties entered into the Agreement to enable MCSI to offer and distribute Aura’s digital well-being, health, protection (including credit and financial protection and monitoring) and identity/identity theft protection products, on an exclusive basis through the Applicable Channels.
WHEREAS, the Parties now desire to amend the Agreement to allow MCSI to share Aura’s Confidential Information with Clients to enable said Clients to evaluate Aura’s security and data handling practices.
WHEREAS, capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Agreement;
NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
TERMS
1.    Section 1.1(mmm) is added to the Agreement as follows:
“Life360” means the family safety and location sharing mobile application known as Life360, together with any successor or replacement applications, developed, owned, operated, and distributed by Life360, Inc., that is bundled with a Covered Product and made available to Eligibles, with access procured and funded by Aura at its sole cost and expense. For the purposes of this Agreement Life360 is a Third-Party Service Provider.
2.    Section 1.1(nnn) is added to the Agreement as follows:
“Third-Party Service Provider” means any non-Affiliate third-party provider granted access to Confidential Information for the purposes of supporting Covered Products, providing add-on services, or making available services that are bundled with a Covered Product and made available to Eligibles.

3.    Section 5.2(f) of the Agreement is amended by deleting in its entirety and replacing it with the following:
(f) Aura hereby agrees that, in respect of the Personal Information, Confidential Information and other information described in clause (ii) of Section 5.2 (b), it, its Affiliates, its Third-Party Service Providers, subcontractors, and its and their respective Representatives:
(i) have been advised of the sensitive and confidential nature of any Personal Information it may receive from the other Party under this Agreement and shall only use such Personal Information, Confidential Information and other information other than in the sale and support of the Covered Products as contemplated hereby;
(ii) shall not use such information for any marketing, distribution, sales or similar purposes (including any solicitation, sales or marketing to Clients or prospective Clients or their respective Eligibles) other than as expressly contemplated by this Agreement and, in any event, Aura hereby agrees that it shall not, and shall cause its Affiliates and Representatives not to, engage in any marketing, advertisement or sales efforts targeting Clients, Intermediaries or Eligibles (whether or not in the Employer Channel or Affinity Channel); provided that nothing in this Section 5.2(f)(ii) shall prohibit Aura from engaging in any marketing or advertisement efforts on a general solicitation basis (non-targeted) in any retail channel;
(iii) shall not share any such Personal Information or any other Confidential Information with its group insurance providers (including the provider of its group identity theft or similar insurance policies), including any information that would permit or assist such provider in marketing any products to Eligibles, Clients or otherwise through the Employer Channel or Affinity Channel;
(iv) will comply with all Laws relating to Personal Information including, but not limited to, the maintenance, safeguarding, disclosure and disposal of the Personal Information it receives from the other Party;
(v) shall implement and maintain such administrative, technical and physical safeguards as necessary to protect the security, availability, confidentiality and integrity of the Personal Information it receives from the other Party;
(vi) Aura will not us the Group Customer Eligibility File to train any “Artificial Intelligence Tool” including but not limited to, generative artificial intelligence technology, machine learning, large language model, and/or any other similar neural networks, application, algorithm, platform, program, robotics, and/or other tools, including but not limited to, use as a prompt submitted to generate text, images, video, audio, and/or take action. At least sixty (60) days prior to application of any Artificial Intelligence Tool to the Group Customer Eligibility File and/or any data MetLife receives directly from a Group Customer, Aura shall seek permission for use from MetLife, which shall not be unreasonably withheld. “Group Customer Eligibility File” means a document that MetLife or a Client provides to Aura that contains the information necessary for Aura to enroll Eligibles in a Covered Product.

4.    Section 5.4 of the Agreement is amended by deleting in its entirety and replacing it with the following:
5.4    Confidentiality.
(a)    The Parties agree that, other than as contemplated by this Agreement and to the extent permitted or required to implement the transactions contemplated by this Agreement, the Parties will, and will cause their Affiliates to, keep confidential and not use or disclose the other Party’s Confidential Information and the terms and conditions of this Agreement, including the exhibits and schedules hereto, utilizing the same standard of care as it uses to protect its own information of a like nature (but in any event no less than a reasonable standard of care). Notwithstanding the foregoing, the obligations of this paragraph shall not apply to Confidential Information that (x) is required to be disclosed by applicable Law or any Applicable Order or ruling of any state insurance regulatory authority or any other Governmental Entity, (y) is required to be disclosed in the financial statements of such Party or any of its Affiliates or (z) is required to be disclosed in connection with any dispute resolution proceeding between the Parties in respect hereof; provided that in the event of disclosure pursuant to the foregoing items (x) or (y), the Party subject to such requirement shall provide prior notice of the disclosure to the other Party (if legally permitted) and reasonably cooperates with efforts by the other Party to contest the disclosure or secure a protective order or other confidential treatment therefor.
(b)    Notwithstanding Section 5.4(a):
(i)Aura hereby consents that MCSI may share or cause to be shared the following Aura Confidential Information: Aura’s PCI DSS, SSAE 18 SOC Type II, ISO27001, and Penetration Testing (“Aura Confidential Security Documents”). MCSI may only share the Aura Confidential Security Documents with Clients solely for the purpose of enabling Clients to evaluate Aura's security and data handling practices.
(ii)For all Aura Confidential Information that is not an Aura Confidential Security Document, MCSI shall first obtain Aura’s written consent (email sufficient) to disclose Aura’s Confidential Information to the Client which consent shall specify the categories of Confidential Information to be disclosed and the identity of the Client; Aura shall respond to any such request within five (5) business days, and consent shall not be unreasonably withheld, conditioned, or delayed where the disclosure is reasonably necessary for the Client's security evaluation purposes and adequate protections are in place.
(c)    All disclosures of Aura Confidential Information by MCSI under Sections 5.4(b)(i) and (ii) above are subject to the following additional requirements:
(i)prior to any such disclosure, the Client must execute a written confidentiality agreement that contains confidentiality obligations no less restrictive than those set forth in this Agreement;

(ii)any such disclosure shall be limited to the minimum amount of Confidential Information reasonably necessary for the Client's evaluation of Aura’s security and data handling practices;
(iii)MCSI shall ensure that such Confidential Information is used solely for the stated evaluation purpose and is not used for any competitive or commercial purpose;
(iv)MCSI shall require the Client to return or destroy Aura’s Confidential Information following completion of the evaluation, provided that any Aura Confidential Information permitted to be retained under the terms of the applicable Client confidentiality agreement shall continue to be treated under the confidentiality obligations of such agreement for the duration it is so retained;
(v)MCSI shall promptly notify Aura of any actual breach by a Client and shall reasonably cooperate with Aura to enforce the Client's confidentiality obligations; and
(vi)MCSI shall remain fully liable for any breach of confidentiality by any such Client as if such breach were committed by MCSI directly, and shall indemnify Aura for any damages, losses, costs, and expenses (including reasonable attorneys’ fees) arising from such Client's misuse or unauthorized disclosure of Aura's Confidential Information.
5.    [***]
6.    [***]
7.    [***]
8.    [***]
9.    Section 5.10 is added to the Agreement as follows:
5.10.    Changes to Terms Applicable to Individual Eligible. Aura will use commercially reasonable efforts to provide no less than 30 days’ prior written notice to MCSI of any material changes to the Terms of Service, Privacy Policy, or other binding terms on individual Eligible persons purchasing Covered Products.
10.    [***]
11.    [***]
12.    [***]
13.    [***]
14.    Order of Precedence. This First Amendment is supplementary to and modifies the Agreement. The terms of this First Amendment supersede provisions in the Agreement only to the extent that the terms of this First Amendment and the Agreement expressly conflict. However, nothing in this First Amendment should be interpreted as invalidating the Agreement, and provisions of the Agreement will continue to govern relations between the parties insofar as they do not expressly conflict with this First Amendment.
15.    Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the Parties hereto have executed this First Amendment as of the First Amendment Effective Date.

METLIFE CONSUMER SERVICES, INC.		AURA SUB, LLC

By:	/s/ Bradd Chignoli	By:	/s/ Brian DeCenzo

Print Name:	Bradd Chignoli	Print Name:	Brian DeCenzo

Title:	Chairman and President	Title:	CFO

Date:	08/03/2026	Date:	08/03/2026

CPS Schedule A
[***]

CPS SCHEDULE H
[***]